UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2024

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

PVH Corp. (the “Company”) filed a Current Report on Form 8-K on April 15, 2024 disclosing its completion on that date of a public offering of €525 million aggregate principal amount of 4.125% Senior Notes due 2029 (the “2029 Notes”). Also on such date, the Company issued a notice of redemption to the holders of its 3⅝% Senior Notes due 2024 (the “2024 Notes”). On April 25, 2024, the Company applied the net proceeds from the issuance of the 2029 Notes to redeem all of the outstanding 2024 Notes, representing an aggregate principal amount of €525 million. The 2024 Notes were issued and the redemption was effected pursuant to the provisions of the Indenture, dated as of June 20, 2016, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. National Bank Association), as trustee, Elavon Financial Services DAC, UK Branch (f/k/a Elavon Financial Services Limited, UK Branch), as paying agent and authenticating agent and Elavon Financial Services DAC (f/k/a/ Elavon Financial Services Limited), as transfer agent and registrar.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: April 25, 2024